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                                                                    EXHIBIT 22.1


                           SUBSIDIARIES OF REGISTRANT


                            SUBSIDIARY                           JURISDICTION
                            ----------                           -------------
Cardiac Pathways B.V. ......................................... The Netherlands
Cardiac Pathways S.A. ......................................... Switzerland
Cardiac Pathways G.m.b.H. ..................................... Germany